Exhibit 99.1
NEWS
NOT FOR IMMEDIATE RELEASE

Contact:	Paul Caminiti/Carrie Bloom Sard Verbinnen & Co 212/687-8080
LADENBURG THALMANN REPORTS FOURTH QUARTER
AND FULL YEAR 2006 FINANCIAL RESULTS
Announces Stock Repurchase Program

          MIAMI, FL, March 19, 2007 — Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced financial results for the fourth quarter and full year ended December 31, 2006.
Fourth Quarter 2006
          Fourth quarter 2006 revenues were $14.428 million, a 51.8% increase over revenues of $9.504 million in the fourth quarter of 2005. Net income for the fourth quarter was $682,000, or $0.00 per diluted share, an increase from $213,000, or $0.00 per diluted share, in the comparable 2005 period. The results for the fourth quarter 2006 included a $1.125 million gain from the sale of the Company’s Chicago Board of Exchange (CBOE) membership and non-cash compensation expense of $1.441 million while the fourth quarter 2005 results included non-cash compensation expense of $0.247 million.
          Fourth quarter 2006 EBITDA, adjusted to exclude the gain from the sale of the Company’s CBOE membership and non-cash compensation expense, was $1.426 million, while fourth quarter 2005 EBITDA, adjusted to exclude non-cash compensation expense, was $0.988 million.
Full Year 2006
     Full year 2006 revenues were $46.858 million, a 52.7% increase over revenues of $30.690 million in 2005. The Company recorded net income of $4.659 million, or $0.03 per diluted share, in 2006, compared to a net loss of $25.971 million, or $0.24 per diluted share, in

2005. The results for 2006 included a gain of $3.858 million relating to the sale of the Company’s New York Stock Exchange (NYSE) membership, the $1.125 million gain on the sale of the CBOE membership, as well as non-cash compensation expense of $2.885 million. The results for 2005 included debt conversion expense of $19.359 million and non-cash compensation expense of $728,000.
          EBITDA for fiscal 2006, adjusted to exclude the net gains related to the sale of the NYSE and CBOE memberships and non-cash compensation expense, was $3.824 million. In fiscal 2005, EBITDA, adjusted to exclude non-cash compensation expense and debt conversion expense, was a loss of $4.082 million.
          The following table presents a reconciliation of EBITDA, as adjusted, to net income as reported.

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(in Thousands)
Total revenue	$46,858	$30,690	$14,428	$9,504
Total operating expenses	42,010	56,607	13,610	9,277
Operating income (loss)	4,848	(25,917)	818	227
Net income (loss)	4,659	(25,971)	682	213
EBITDA, as adjusted	3,824	(4,082)	1,426	988
Add:
Interest income	220	152	40	86
Sale of exchange memberships.	4,983	—	1,125	—
Less:
Interest expense	(499)	(1,027)	(82)	(348)
Income tax expense	(189)	(54)	(136)	(14)
Depreciation and amortization	(754)	(811)	(250)	(190)
Write-off of furniture, fixtures and leasehold improvements, net	(41)	(62)	—	(62)
Non-cash compensation	(2,885)	(728)	(1,441)	(247)
Debt conversion expense	—	(19,359)	—	—
Net income (loss)	4,659	(25,971)	682	213
          Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for gains or losses on sales of assets and non-cash compensation expense, is a key metric the Company uses in evaluating its financial performance. EBITDA is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC pursuant to the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to repurchase shares, service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock- based compensation. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

          Dr. Phillip Frost, Chairman of Ladenburg, said, “We are pleased with the significant progress made by Ladenburg during 2006, an important year of transition for this organization — we relocated our headquarters to Miami, added a new management team and completed strategic acquisitions to enhance our offerings and broaden our reach to middle-market and emerging growth companies. We also recently reached agreement to improve Ladenburg’s capital structure by eliminating our remaining debt and increasing shareholders’ equity. The energy level of the Ladenburg team is high and there is a palpable air of excitement throughout the organization. As evidence of our belief in Ladenburg’s future, we have today announced our first share repurchase program.”
          Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Increased investment banking, underwriting and investment advisory fees produced significant revenue growth, profits and cash generation in 2006. We benefited from our leadership in the growing market for Specified Purpose Acquisition Companies (SPACs) as Ladenburg served as co-lead manager on the two largest such deals in history. We have successfully lead or co-managed offerings to issue over $2.2 billion for SPACs since December 2005. We expect additional revenues and profits in the future from these transactions, as the business combinations contemplated by these offerings are consummated.”
Repurchase Program
          Ladenburg also announced today that its Board of Directors has authorized the repurchase of up to 2,500,000 shares. The repurchase program will be funded using approximately 15% of the Company’s EBITDA, as adjusted. Repurchases under the program will depend on market conditions, share price and other factors. Open market purchases will be made in compliance with the “safe harbor” provisions of the Securities and Exchange Commission’s Rule 10b-18, which specifies certain timing, price, manner and volume parameters.
Deferred Underwriting Compensation
          In connection with Ladenburg’s underwriting of SPAC offerings, Ladenburg receives compensation that includes normal discounts and commissions, as well as deferred fees payable to Ladenburg upon a SPACs completion of a business transaction. Such fees are not reflected in the Company’s results of operations until the underlying business combinations have been completed and the fees have been irrevocably earned. Generally, these fees may be received within 24 months from the respective date of the offering, or not received at all if no business combination transactions are consummated during such time period. As of December 31, 2006,

Ladenburg had unrecorded potential deferred fees for SPAC transactions of $13.4 million which, net of expenses, amounted to approximately $8.2 million.
Impact of Accounting for Capitalink Acquisition
          As a result of the accounting for the Capitalink acquisition in October 2006, Ladenburg will recognize $4.9 million of compensation expense representing contingent consideration, of which $4.3 million is non-cash. The contingent consideration will be amortized over the 15 months ending January 18, 2008, resulting in a monthly charge to operations of $329,000 (a total of $823,000 for 2006, $3.948 million for 2007 and $166,000 for 2008).
About Ladenburg
          Ladenburg Thalmann Financial Services, based in Miami, Florida, is engaged in retail and institutional securities brokerage, investment banking and asset management services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc. Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm based in New York City, with regional offices in Miami and Boca Raton, Florida; Los Angeles, California; Melville, New York; Lincolnshire, Illinois; and Princeton, New Jersey. Ladenburg provides corporate finance, asset management, brokerage, trading and research services, principally for middle market and emerging growth companies and high net worth individuals.
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company. These risks, uncertainties and contingencies include those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
[Financial Table Follows]

LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005
			(unaudited)
Revenues:
Commissions	$15,123	$15,937	$2,554	$3,618
Principal transactions, net	11,130	4,042	5,573	2,129
Investment banking fees	6,316	4,476	2,535	1,099
Investment advisory fees	2,381	1,265	549	540
Interest and dividends	2,790	2,082	745	762
Syndications and underwritings	2,068	491	213	163
Gain on NYSE merger transaction	4,859	—	—	—
Realized loss on NYSE Group Inc. restricted common stock	(1,001)	—	—	—
Gain on sale of CBOE membership	1,125	—	1,125	—
Other income	2,067	2,397	1,134	1,193

Total revenues	46,858	30,690	14,428	9,504

Expenses:
Compensation and benefits	26,735	22,756	8,561	6,319
Non-cash compensation	2,885	728	1,441	247
Brokerage, communication and clearance fees	2,923	2,387	829	548
Rent and occupancy, net of sublease revenue	2,183	2,635	636	647
Professional services	2,558	3,054	850	634
Interest	499	1,027	82	348
Depreciation and amortization	754	811	249	191
Write-off of furniture, fixtures and leasehold improvements, net	41	62	41	62
Debt conversion expense	—	19,359	—	—
Other	3,432	3,788	921	281

Total expenses	42,010	56,607	13,610	9,277

Income (loss) before income taxes (benefit)	4,848	(25,917)	818	227
Income taxes (benefit)	189	54	136	14

Net income (loss)	$4,659	$(25,971)	$682	$213

Income (loss) per Common Share (basic and diluted):
Net income (loss)	$0.03	$(0.24)	$0.00	$0.00

Number of shares used in computation:
Basic	148,693,521	108,948,623	152,440,248	132,348,668

Diluted	153,087,961	108,948,623	160,710,680	132,348,668